Exhibit 3.1

AMENDMENTS TO BYLAWS

PEOPLES FINANCIAL CORPORATION

1.	The Bylaws shall be amended by deleting Section 2.12 of Article II in its entirety which presently reads as follows:

“Cumulative Voting. At each election for Directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for an many persons as there are Directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal or by distributing such votes on the same principle among any number of such candidates.”

and a new Section 2.12 of Article II be added in place thereof to read as follows:

“[RESERVED]”

2.	The Bylaws shall be amended by deleting Section 2.14 of Article II in its entirety which presently reads as follows:

“Stockholder Proposals or Nominations. Except as otherwise provided herein or by action of the Board of Directors, stockholder proposals for any action at a stockholder meeting or nomination for election to the board of Directors may be made by any stockholder entitled to vote at the meeting when the proposal is to be acted upon, or election to be held. Proposals and nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the President of the corporation not less than 14 days nor more than 50 days prior to the meeting when the proposal is to be acted upon, or election to be held, provided however, that if less than 21 days' notice of the meeting is given to stockholders, such proposal or nomination shall be mailed or delivered to the President of the Corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Proposals and nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each proposal or nominee.”

and a new Section 2.14 of Article II be added in place thereof to read as follows:

“Procedures for Bringing Business before Stockholder Meeting. At an annual or special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before an annual or special meeting of stockholders. To be properly brought before an annual or special meeting of stockholders, business must be (i) conducted during a special meeting called in accordance with Section 2 of this Article II, (ii) conducted during an annual meeting and properly brought before the meeting by or at the direction of the Board of Directors in accordance with Section 1 of this Article II or (iii) otherwise properly brought before the annual or special meeting by a stockholder. For business to be properly brought before such a meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the date of the meeting; provided, however, that if fewer than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholders to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of such meeting was mailed or (ii) the day on which such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before a meeting of stockholders (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder’s notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder’s notice, and (iv) any material interest of the stockholder in such proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 2.14. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by these Bylaws, and if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.”

3.	The Bylaws shall be amended by deleting Section 3.02 of Article III in its entirety which presently reads as follows:

“Election of Directors. The directors of the Corporation shall be elected annually by the stockholders at the annual meeting of the stockholders. If the election of directors shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.”

and a new Section 3.02 of Article III be added in place thereof to read as follows:

“Procedures for Director Nominations and Elections. The directors of the Corporation shall be elected annually by the stockholders at the annual meeting of the stockholders. If the election of directors shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Except as provided in Section 11 of this Article with respect to vacancies on the Board of Directors, only persons nominated in accordance with the procedures set forth in this Section 2 of this Article shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors pursuant to the report it receives from the Nominating Committee, or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 2 of this Article. Such nominations, other than those made by or at the direction of the Board of Directors pursuant to the report it receives from the Nominating Committee, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the date of a meeting; provided, however, that if fewer than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of such meeting was mailed or (ii) the day on which such public disclosure was made. A stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are directly and beneficially owned by such person on the date of such stockholder’s notice and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or, is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (a) the name and address, as they appear on the Corporation’s books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (b) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder’s notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder’s notice. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2 of this Article. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.”

4.	The Bylaws shall be amended by deleting Section 3.03 of Article III in its entirety which presently reads as follows:

“Number, Tenure and Qualifications. The Board of Directors of the Corporation shall consist of not fewer than five (5) nor more than fifteen (15) persons. The number of directors may be fixed or changed from time to time within the minimum and maximum, by resolution of the Board of Directors. Until further action by the Board of Directors, the Board of Directors shall consist of five (5) persons.”

and a new Section 3.03 of Article III be added in place thereof to read as follows:

“Number, Tenure and Qualifications. The Board of Directors of the Corporation shall consist of not fewer than five (5) nor more than fifteen (15) persons. The number of directors may be fixed or changed from time to time within the minimum and maximum, by resolution of the Board of Directors, with or without a recommendation from the Nominating Committee. Until further action by the Board of Directors, the Board of Directors shall consist of five (5) persons. The term of the office of the directors elected at the regular annual meeting of the stockholders shall be until the next annual meeting or when their successors shall have been duly elected and qualified, as provided in these Bylaws and the Corporation’s articles of incorporation, as amended. Each director shall: (a) own in his or her own right unencumbered stock in the Corporation in the amount of at least Two Hundred Dollars ($200.00) par value at the time of his or her or her election to the Board of Directors and continue to own such par value amount throughout his or her term; (b) not be or been subject to a cease and desist order, consent, or other formal order by a state or federal regulatory agency which has been publicly disclosed within the past ten (10) years; (c) not been convicted of a crime involving dishonesty or breach of trust; (d) not be currently charged with the commission of a crime; (e) maintain a principal residence within fifty (50) miles of the main office or a branch office of the Corporation or its bank subsidiary; (f) not be a director, officer or 10% stockholder of a financial institution that has a main office or branch offices within fifty (50) miles of the main office or a branch office of the Corporation; (g) comply with all of the Corporation’s policies and procedures applicable to directors, including a requirement to maintain confidentiality of all matters discussed by the Board of Directors at its meeting; (h) not be a party to any agreement that materially limits his or her voting discretion as a director or his or her ability to discharge fiduciary duties to all directors; and (i) take and subscribe an annual oath that he or she will faithfully and diligently perform the duties of his or her office and will not knowingly violate or permit to be violated any provision of law or any requirements or qualifications of directors listed herein.”

5.	The Bylaws shall be amended by deleting Section 3.06 of Article III in its entirety which presently reads as follows:

“Action by Directors Without a Meeting. Any action required to be taken at a meeting of the Board of Directors of the Corporation, or any action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.”

and a new Section 3.06 of Article III be added in place thereof to read as follows:

“Action by Directors Without a Meeting. Any action required to be taken at a meeting of the Board of Directors of the Corporation or any committee thereof, or any action which may be taken at a meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, entitled to vote with respect to the subject matter thereof consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.”

6.	The Bylaws shall be amended by deleting Section 3.07 of Article III in its entirety which presently reads as follows:

“Notice. Notice of any special meeting shall be given by oral or written notice delivered personally or mailed to each director at his business address, or by telephone or telegram. If notice is by personal delivery, the delivery shall be at least two days prior to the special meeting. If notice is given by mail, such notice shall be deposited in the United States mail and addressed to each director at his business address with postage thereon prepaid at least five days prior to any special meeting. If notice is given by telegram, such notice shall be delivered to the telegram company at least five days prior to any special meeting. If notice is given by telephone, such notice shall be made at least two days prior to any special meeting. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.”

and a new Section 3.07 of Article III be added in place thereof to read as follows:

“Notice. Notice of any special meeting shall be given by oral or written notice delivered personally or mailed to each director at his business address, or by telephone or telegram, or by electronic transmission. If notice is by personal delivery, the delivery shall be at least two days prior to the special meeting. If notice is given by mail, such notice shall be deposited in the United States mail and addressed to each director at his business address with postage thereon prepaid at least five days prior to any special meeting. If notice is given by telegram, such notice shall be delivered to the telegram company at least five days prior to any special meeting. If notice is given by telephone, such notice shall be made at least two days prior to any special meeting. If notice is sent by electronic transmission, it shall be delivered or sent at least twenty-four hours before the time of the holding of the special meeting. Any director may waive notice of any meeting in writing or by electronic transmission by the person entitled to notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.”

7.	The Bylaws shall be amended by adding a new Section 3.14 to Article III to read as follows:

“Definition of Electronic Transmission. For the purposes of these Bylaws, “electronic transmission” means any form or process of communication, not directly involving the physical transfer of paper or another tangible medium, which (i) is suitable for the retention, retrieval and reproduction of information by the recipient, and (ii) is retrievable in paper form by the recipient through an automated process used in conventional commercial practice, unless otherwise authorized in accordance with the Mississippi Code of 1972, as amended.”

8.	The Bylaws shall be amended by adding a new Section 3.15 to Article III to read as follows:

“Committees of the Board of Directors. At the first meeting of the Board of Directors following the annual shareholders meeting, or as soon thereafter as practicable, upon receipt of recommendations from the Nominating Committee, the Board of Directors shall appoint members of the following standing committees:

(a) Audit Committee: The Audit Committee is responsible for oversight of: (i) the external auditor’s qualifications and independence; (ii) the performance of the Corporation’s internal audit function and external auditor; (iii) the Chief Executive Officer’s and senior management’s responsibilities to assure that there is in place an effective systems of controls reasonably designed to safeguard the assets of the Corporation, assure the integrity of the Corporation’s financial statements, and maintain compliance with the Corporation’s ethical standards, policies, plans and procedures and with laws and regulations; and (iv) any other responsibility assigned to it by the Board of Directors from time to time. The Audit Committee shall be governed by a charter approved by the Board of Directors and consistent with law, these Bylaws and the articles of incorporation.

(b) Nominating Committee: The Nominating Committee is charged with the responsibility of nominating qualified candidates to stand for election to the Board of Directors in accordance with the provisions of these Bylaws, as well as any other responsibility assigned to it by the Board of Directors from time to time. This committee shall also provide assistance to the Board of Directors in the areas of committee selection, and evaluation of the overall effectiveness of the Board of Directors. The Nominating Committee shall carry out its purposes in accordance with a charter approved by the Board of Directors and consistent with law, these Bylaws and the articles of incorporation.

(c) Compensation Committee: The Compensation Committee shall aid the Board of Directors in discharging its duties relating to the compensation of the Company’s Chief Executive Officer and other officers of the Corporation and its bank subsidiary that have the title of Senior Vice President or higher, as well as any other responsibility assigned to it by the Board of Directors from time to time. The Compensation Committee shall carry out its purposes in accordance with a charter approved by the Board of Directors and consistent with law, these Bylaws, and the articles of incorporation.

Recommendations for each of the Audit, Compensation, and Nominating Committee members shall be made by the Nominating Committee in accordance with its charter.  Each of the Audit, Compensation, and Nominating Committees shall be made up entirely of independent directors in accordance with pertinent Securities and Exchange Commission regulations, OTCQX Best Market listing standards then in effect, and any other standards required by law or established by their respective charters. The Board of Directors may authorize, approve, and, to the extent necessary, amend charters for each of the Audit, Compensation, and Nominating Committees.”

9.	The Bylaws shall be amended by deleting Section 6.01 of Article VI in its entirety which presently reads as follows:

“General Provision. Subject to the provisions of section 4 of this Article, the corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was service at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.”

and a new Section 6.01 of Article VI be added in place thereof to read as follows:

“General Provision. Subject to the provisions of Section 4 of this Article, the Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (including any action by or in the right of the Corporation) (“Proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such a Proceeding: (A) to the fullest extent permitted by the Mississippi Business Corporation Act in effect from time to time (the "Act") and (B) despite the fact that such person has failed to meet the standard of conduct set forth in Miss. Code Ann. § 81-5-105 (1972, as amended), or would be adjudged liable to the Corporation in connection with a Proceeding by or in the right of the Corporation.”

10.	The Bylaws shall be amended by deleting Section 6.02 of Article VI in its entirety which presently reads as follows:

“Suits by Corporation. Subject to the provisions of Section 4 of this Article, the corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed claim, action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or its or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.”

and a new Section 6.02 of Article VI be added in place thereof to read as follows:

“Director Liability. A director shall not be liable to the Corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for: (i) the amount of financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the Corporation or its shareholders; (iii) a violation of Section 79-4-8.33 of Mississippi Code of 1972, as amended; or (iv) an intentional violation of criminal law.”

11.	The Bylaws shall be amended by deleting Section 6.04 of Article VI in its entirety which presently reads as follows:

“Authorization of Indemnification. Any indemnification under Section 1 or 2 of this Article shall (unless ordered by a court) be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 and 2, as the case may be. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to, or who have been wholly successful on the merits or otherwise with respect to such claim, action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.”

and a new Section 6.04 of Article VI be added in place thereof to read as follows:

“Authorization of Indemnification.” Any indemnification under Section 1 of this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2, such determination to be made (i) by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the Proceeding, (ii) if a quorum cannot be obtained under (i), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting of two or more directors not at the time parties to the Proceeding, (iii) by special legal counsel (a) selected by the Board of Directors or its committee in the manner prescribed in (i) or (ii) or (b) if a quorum of the Board of Directors cannot be obtained under (i) and a committee cannot be designated under (ii), selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate), (iv) by the shareholders (but shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination) or (v) by a court.”

12.	The Bylaws shall be amended by deleting Section 6.05 of Article VI in its entirety which presently reads as follows:

“Advance Payments. Expenses (including attorneys' fees) incurred in defending a civil or criminal claim, action, suit or proceeding may be paid by the corporation in advance of the final disposition of such claim, action, suit or proceeding as authorized in the manner provided in Section 4 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if and to the extent it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.”

and a new Section 6.05 of Article VI be added in place thereof to read as follows:

“Advance Payments. The Corporation upon request shall pay or reimburse any person who was or is a party, or is threatened to be made a party, to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for his or her reasonable expenses (including legal fees) in advance of final disposition of the Proceeding as long as (1) such person furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined by a judgment or other final adjudication that his or her acts or omissions did violate the applicable standard of conduct set forth in Sections 1 and 2 of this Article, which undertaking must be an unlimited general obligation of such person, and which shall be accepted by the Corporation without reference to final ability to make repayment or to collateral and (2) a determination is made by any of the persons described in (i) through (iv) of Section 4 of this Article that the facts then known to those making the determination would not preclude indemnification under this Article. Such request need not be accompanied by the affirmation otherwise required by the Act.”

13.	The Bylaws shall be amended by deleting Section 6.08 of Article VI in its entirety which presently reads as follows:

“Partial Enforcement. The invalidity or unenforceability of any provision hereof shall not in any way affect the remaining provisions hereof, which shall continue in full force and effect.”

and a new Section 6.08 of Article VI be added in place thereof to read as follows:

“Enforcement. The invalidity or unenforceability of any provision hereof shall not in any way affect the remaining provisions hereof, which shall continue in full force and effect. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Corporation's Bylaws or the articles of incorporation inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.”

14.	The Bylaws shall be amended by adding a new Section 6.09 to Article VI to read as follows:

“Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought in the right of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Act, Section 81-5-105 of the Mississippi Code of 1972, as amended, or the articles of incorporation or these Bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state or federal court located within the Second Judicial District of Harrison County in the State of Mississippi.

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